UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): May 31, 2011

PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13289	76-0069030
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
5847 San Felipe, Suite 3300
Houston, Texas 77057
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
     On May 31, 2011, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of February 6, 2011, as amended, by and among Ensco plc (“Ensco”), Pride International, Inc. (“Pride”), ENSCO Ventures LLC (“Merger Sub”), and ENSCO International Incorporated, Merger Sub was merged with and into Pride (the “Merger”) with Pride as the surviving entity and an indirect, wholly-owned subsidiary of Ensco.
Item 1.01 Entry into a Material Definitive Agreement.
     On May 31, 2011, Ensco received the consent from more than a majority in principal amount of the holders of the 8.500% Senior Notes due 2019, the 6.875% Senior Notes due 2020, and the 7.875% Senior Notes due 2040 of Pride (collectively, the “Pride Notes”) to amend certain provisions of the Indenture, dated as of July 1, 2004 (as supplemented on June 2, 2009 and on August 6, 2010, the “Indenture”), by and between Pride and The Bank of New York Mellon, as trustee (the “Trustee”), in connection with the integration of Ensco’s and Pride’s businesses following successful completion of the Merger to allow the integrated company greater flexibility in operations.
     On May 31, 2011, Pride entered into the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), dated as of May 31, 2011, among Ensco, Pride and the Trustee. Pursuant to the Fourth Supplemental Indenture, (i) Ensco issued an unconditional and irrevocable guarantee (the “Guarantee”) of the prompt payment, when due, of any amount owed to the holders of the Pride Notes and (ii) certain provisions of the Indenture were amended to modify certain reporting requirements, provide the ability to transfer assets among Ensco subsidiaries and apply the covenants limiting the incurrence of liens and the entry into sale and leaseback transactions to Ensco and its subsidiaries.
     The foregoing is qualified in its entirety by reference to the Fourth Supplemental Indenture, which is filed as Exhibit 4.1 and is incorporated into this Item 1.01 by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     On May 31, 2011 and in connection with the consummation of the Merger, Pride repaid all outstanding amounts and terminated its Amended and Restated Revolving Credit Agreement dated as of July 30, 2010 among Pride, the lenders from time to time parties thereto, Citibank, N.A., as administrative agent for the lenders, Natixis and Wells Fargo Bank, National Association, as syndication agents for the lenders, Bank of America, N.A., as documentation agent for the lenders, and Citibank, N.A., Natixis and Wells Fargo Bank, National Association, as issuing banks of the letters of credit thereunder.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On May 31, 2011, Ensco completed the previously announced acquisition of Pride. Pursuant to the terms and conditions of the Merger Agreement, Merger Sub was merged with and into Pride with Pride as the surviving entity and an indirect, wholly-owned subsidiary of Ensco.
     Pursuant to the Merger Agreement, Pride stockholders (other than dissenting stockholders and stockholders who are unable or fail to timely make certifications as to U.K. residency) have the right to receive 0.4778 American depositary shares, or ADSs, each whole ADS representing one Class A ordinary share of Ensco, nominal value $0.10 per share, and $15.60 per share in cash for each outstanding share of Pride common stock. Based on the closing price of Ensco common stock on May 27, 2011, the aggregate value of the merger consideration was approximately $7.5 billion. The $7.5 billion consists of approximately $2.8 billion paid in cash and approximately $4.7 billion paid through the issuance of approximately 86 million Ensco ADSs. Ensco shareholders and former Pride stockholders hold approximately 62% and 38%, respectively, of the combined company’s shares outstanding (excluding shares issuable pursuant to outstanding options).

     The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in it is entirety by reference to the Merger Agreement and all amendments, which are filed as Exhibits 2.1, 2.2 and 2.3, respectively, and are incorporated into this Item 2.01 by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 31, 2011, the New York Stock Exchange (“NYSE”) was notified that the Merger had been completed. Ensco requested the NYSE to file a notification of removal from listing on Form 25 with the SEC with respect to the Pride common stock and the rights to purchase Pride preferred stock. In addition, Pride will file with the SEC a certification and notice of termination on Form 15 with respect to the Pride common stock, the rights to purchase Pride preferred stock and the Pride Notes deregistering such securities under Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of Pride under Sections 13 and 15(d) of the Exchange Act have been suspended.
Item 3.03 Material Modification to Rights of Security Holders.
     Pursuant to the Merger Agreement, each outstanding share of Pride common stock (other than each share held by dissenting stockholders, stockholders who are unable or fail to timely make certifications as to U.K. residency, shares held by Pride or its subsidiaries and shares held by Ensco or its subsidiaries) was converted in the Merger into the right to receive 0.4778 ADSs of Ensco and $15.60 in cash.
     The information set forth under Item 1.01 above is hereby incorporated into this Item 3.03 by reference. On May 31, 2011, Ensco entered into the Fourth Supplemental Indenture for the Pride Notes whereby certain provisions of the Indenture were amended to modify certain reporting requirements, provide the ability to transfer assets among Ensco subsidiaries and apply the covenants limiting the incurrence of liens and the entry into sale and leaseback transactions to Ensco and its subsidiaries. The foregoing is qualified in its entirety by reference to the Fourth Supplemental Indenture, which is filed as Exhibit 4.1 and is incorporated into this Item 3.03 by reference.
Item 5.01 Changes in Control of Registrant.
     As a result of the Merger, Merger Sub was merged with and into Pride with Pride as the surviving entity and an indirect, wholly-owned subsidiary of Ensco. The information set forth under Item 2.01 above is hereby incorporated by reference. Ensco paid the cash portion of the merger consideration using a combination of cash on hand and the net proceeds of its offering of senior notes completed on March 17, 2011.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Pursuant to the terms of the Merger Agreement, the officers of Merger Sub immediately prior to the effective time of the Merger, David A. Armour, President; Tom L. Rhoades, Vice President and Treasurer; and Robert O. Isaac, Vice President and Secretary, became the directors and officers of Pride. At the effective time of the Merger, Mr. Armour, 53, was the Vice President — Finance of Ensco and has been an employee in various capacities in Ensco’s finance department for over five years; Mr. Rhoades, 52, was Ensco’s Director of Tax and has been an employee in various capacities in Ensco’s tax department for over five years; and Mr. Isaac, 60, was the Associate General Counsel of Ensco and has been an employee in various capacities in Ensco’s legal department for over five years.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At the effective time of the Merger on May 31, 2011, Pride’s certificate of incorporation and bylaws were amended and restated. The new certificate of incorporation and amended and restated bylaws of Pride are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On May 31, 2011, Pride held a special meeting of stockholders in order to approve: (1) the adoption of the Merger Agreement and (2) the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement. The following is a summary of the voting results:
Proposal 1 to adopt the Merger Agreement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
139,142,195	102,247	115,657	N.A.
Proposal 2 was not presented to the stockholders of Pride for a vote at the special meeting. As a result, no stockholder action was taken on Proposal 2.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of February 6, 2011, by and among Pride, Ensco, ENSCO International Incorporated, and ENSCO Ventures LLC (incorporated by reference to Exhibit 2.1 to Pride’s Current Report on Form 8-K filed with the SEC on February 7, 2011, File No. 1-13289).

2.2	Amendment No. 1 to Agreement and Plan of Merger by and among Ensco, Pride, ENSCO International Incorporated and ENSCO Ventures LLC, dated March 1, 2011 (incorporated by reference to Exhibit 2.1 to Pride’s Current Report on Form 8-K filed with the SEC on March 4, 2011, File No. 1-13289).

2.3	Amendment No. 2 to Agreement and Plan of Merger by and among Ensco, Pride, ENSCO International Incorporated and ENSCO Ventures LLC, dated May 23, 2011 (incorporated by reference to Exhibit 2.1 to Pride’s Current Report on Form 8-K filed with the SEC on May 24, 2011, File No. 1-13289).

3.1*	Certificate of Incorporation of Pride.

3.2*	Amended and Restated Bylaws of Pride.

4.1	Fourth Supplemental Indenture, dated May 31, 2011, among Ensco, Pride and The Bank of New York Mellon, as trustee (incorporated by reference to Ensco’s Current Report on Form 8-K filed with the SEC on May 31, 2011, File No. 001-08097).

*	Filed herewith.

SIGNATURE
   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Pride International, Inc.
Date: May 31, 2011	/s/ David A. Armour
David A. Armour
President

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of February 6, 2011, by and among Pride, Ensco, ENSCO International Incorporated, and ENSCO Ventures LLC (incorporated by reference to Exhibit 2.1 to Pride’s Current Report on Form 8-K filed with the SEC on February 7, 2011, File No. 1-13289).

2.2	Amendment No. 1 to Agreement and Plan of Merger by and among Ensco, Pride, ENSCO International Incorporated and ENSCO Ventures LLC, dated March 1, 2011 (incorporated by reference to Exhibit 2.1 to Pride’s Current Report on Form 8-K filed with the SEC on March 4, 2011, File No. 1-13289).

2.3	Amendment No. 2 to Agreement and Plan of Merger by and among Ensco, Pride, ENSCO International Incorporated and ENSCO Ventures LLC, dated May 23, 2011 (incorporated by reference to Exhibit 2.1 to Pride’s Current Report on Form 8-K filed with the SEC on May 24, 2011, File No. 1-13289).

3.1*	Certificate of Incorporation of Pride.

3.2*	Amended and Restated Bylaws of Pride.

4.1	Fourth Supplemental Indenture, dated May 31, 2011, among Ensco, Pride and The Bank of New York Mellon, as trustee (incorporated by reference to Ensco’s Current Report on Form 8-K filed with the SEC on May 31, 2011, File No. 001-08097).

*	Filed herewith.